Calculation of Filing Fee Tables
S-3
MeiraGTx Holdings plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, nominal value $0.00003881 per share	Other	2,250,570	$ 8.78	$ 19,760,004.60	0.000087	$ 1,719.12
Fees to be Paid	2	Equity	Ordinary shares, nominal value $0.00003881 per share	457(o)			$ 85,328,134.45	0.000087	$ 7,423.55
Fees to be Paid	3	Equity	Ordinary shares, nominal value $0.00003881 per share	457(r)				0.000087
Fees to be Paid	4	Equity	Preferred shares, nominal value $0.00003881 per share	457(r)				0.000087
Fees to be Paid	5	Other	Warrants	457(r)				0.000087
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.000087
Fees to be Paid	7	Other	Units	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	8	Equity	Ordinary shares, nominal value $0.00003881 per share	415(a)(6)			$ 14,671,865.55			S-3	333-276183	12/29/2023	$ 2,165.57
			Total Offering Amounts:				$ 119,760,004.60		$ 9,142.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9,142.67
Offering Note
[1]	Consists of 950,570 ordinary shares held by the selling shareholders (the "selling shareholder ordinary shares") and 1,300,000 ordinary shares that may be issued upon exercise of a share purchase right held by the selling shareholders (the "share purchase right"). The selling shareholder ordinary shares and the share purchase right were issued and sold to the selling shareholders in a private placement pursuant to a Securities Purchase Agreement, dated June 30, 2026. The maximum aggregate offering price is an estimate made pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee. The price per share and maximum aggregate offering price are based on the average of the high and low prices of the registrant's ordinary shares on November 6, 2026, as reported on The Nasdaq Global Select Market. Pursuant to Rule 416 of the Securities Act, the registrant is also registering an indeterminate number of additional ordinary shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

[2]	Represents ordinary shares having a maximum aggregate offering price of up to $100,000,000 that may be issued and sold by the registrant from time to time in "at the market offerings," as defined in Rule 415(a)(4) under the Securities Act (the "ATM Offerings"). The proposed maximum offering price per unit is not specified, and the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price, which is estimated solely for the purpose of calculating the registration fee. The ordinary shares that may be issued and sold in the ATM Offerings are included in, and are not in addition to, the indeterminate number of ordinary shares registered hereunder. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional ordinary shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

[3]	The registrant elects to rely on Rules 456(b) and 457(r) under the Securities Act to defer payment of the filing fees relating to the securities that are registered and available for sale under this registration statement other than the fees in connection with the (i) ordinary shares to be offered by the selling shareholders, and (ii) the ordinary shares that may be issued and sold from time to time in the ATM Offerings. The securities registered hereunder include such indeterminate number of (a) ordinary shares, (b) preferred shares, (c) warrants, (d) purchase contracts, and (e) units, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of ordinary shares and preferred shares as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. The ordinary shares and preferred shares registered hereunder include rights to acquire ordinary shares or preferred shares of the Registrant under any shareholder rights plan then in effect, if applicable, under the terms of any such plan. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and are not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities, or that are issued in units. Pursuant to Rule 416 under the Securities Act, the Registrant is also registering an indeterminate number of additional ordinary shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

[4]	See Offering Note 3.

[5]	See Offering Note 3.

[6]	See Offering Note 3.

[7]	See Offering Note 3.

[8]	On December 21, 2023, the registrant filed a registration statement on Form S-3 (File No. 333-276183) (the "Prior Registration Statement") with the Securities and Exchange Commission, which was declared effective on December 29, 2023. As of the date of this registration statement, $14,671,865.55 of the $250,000,000 of securities registered under the Prior Registration Statement remains unsold. The registrant is carrying forward to this registration statement $14,671,865.55 in aggregate offering price of ordinary shares that were previously registered under the Prior Registration Statement and remain unsold (the "Unsold Securities") pursuant to Rule 415(a)(6) under the Securities Act. The registrant previously paid a filing fee of $2,165.57 with respect to the Unsold Securities. The offering of securities under the Prior Registration Statement is terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date